Exhibit (iii)

FIDELITY BOND ANALYSIS SHEET

Gross Assets at		Sum of Stand-Alone Series	Amount of
12/31/18		Gross Assets	Bond Required
(in millions		(in millions	(in thousands
000,000 omitted)		000,000 omitted)	000 omitted)
Calvert Global Energy Solutions Fund	68.0
Calvert Global Water Fund	364.0
Calvert Green Bond Fund	177.5
Calvert Small-Cap Fund	374.2
Calvert Impact Fund, Inc. Totals		983.7	1000
Calvert Absolute Return Bond Fund	150.6
Calvert Responsible Municipal Income Fund	146.3
Calvert Ultra-Short Duration Income NextShares	9.9
Calvert Management Series Totals		306.8	750
Calvert International Responsible Index Fund	90.4
Calvert US Large-Cap Core Responsible Index Fund	1,326.4
Calvert US Large-Cap Growth Responsible Index Fund	66.1
Calvert US Large-Cap Value Responsible Index Fund	264.7
Calvert US Mid-Cap Core Responsible Index Fund	60.1
Calvert Responsible Index Series, Inc. Totals		1,807.7	1500
Calvert Aggressive Allocation Fund	140.1
Calvert Balanced Fund	665.8
Calvert Bond Fund	1,193.0
Calvert Conservative Allocation Fund	184.8
Calvert Equity Fund	2,226.5
Calvert Moderate Allocation Fund	277.6
Calvert Social Investment Fund Totals		4,687.8	2500
Calvert VP EAFE International Index Portfolio	110.6
Calvert VP Investment Grade Bond Index Portfolio	140.5
Calvert VP NASDAQ 100 Index Portfolio	132.5
Calvert VP Russell 2000 Small Cap Index Portfolio	157.6
Calvert VP S&P 500 Index Portfolio	391.2
Calvert VP S&P MidCap 400 Index Portfolio	448.0
Calvert VP Volatility Managed Growth Portfolio	150.0
Calvert VP Volatility Managed Moderate Growth Portfolio	83.4
Calvert VP Volatility Managed Moderate Portfolio	103.2
Calvert Variable Products, Inc.		1,717.0	1500
Calvert VP SRI Balanced Portfolio	298.3
Calvert VP SRI Mid Cap Portfolio	31.9
Calvert Variable Series, Inc. Totals		330.2	750
Calvert Emerging Markets Equity Fund	1,288.2
Calvert International Equity Fund	179.4
Calvert International Opportunities Fund	274.7
Calvert Mid-Cap Fund	207.6

Gross Assets at 12/31/18 (in millions 000,000 omitted)			Stand-Alone Series Gross Assets (in millions 000,000 omitted)	Amount of Bond Required (in thousands 000 omitted)
	Calvert World Values Fund, Inc. Totals		1,949.9	1500
Calvert Floating-Rate Advantage Fund		96.1
Calvert High Yield Bond Fund		163.1
Calvert Income Fund		470.4
Calvert Long-Term Income Fund		57.9
Calvert Short Duration Income Fund		1,397.8
Calvert Ultra-Short Duration Income Fund		887.3
	The Calvert Fund Totals		3,072.6	2100

TOTALS 14,855.7 11,600